                             LETTER OF TRANSMITTAL

                TO ACCOMPANY CERTIFICATES FORMERLY REPRESENTING
                  SHARES OF COMMON STOCK, $1.00 PAR VALUE, OF

                           CHRISTIANA COMPANIES, INC.

                   IN EXCHANGE FOR SHARES OF COMMON STOCK OF
   WEATHERFORD INTERNATIONAL, INC. AND CASH CONSIDERATION (AS DEFINED BELOW)

                           PURSUANT TO THE MERGER OF
                         CHRISTIANA ACQUISITION, INC.,
                                A SUBSIDIARY OF
                        WEATHERFORD INTERNATIONAL, INC.
                                      WITH
                           CHRISTIANA COMPANIES, INC.


     BACKGROUND. This letter of transmittal serves two purposes. First, it is to accompany certificates representing the Common Stock, par value $1.00 per share, of Christiana Companies, Inc., a Wisconsin corporation ("Christiana") when submitted in connection with the merger (the "Merger") of Christiana Acquisition, Inc., a Wisconsin corporation and wholly-owned subsidiary of Weatherford International, Inc., a Delaware corporation ("Weatherford") with and into Christiana. Second, this letter of transmittal is the means by which a Christiana shareholder may make an election to purchase Common Stock in C2, Inc., a Wisconsin corporation ("C2") as described in the C2 Prospectus, dated
January   , 1999.



     TO BE EFFECTIVE IN MAKING AN ELECTION WITH RESPECT TO THE PURCHASE OF COMMON STOCK OF C2, THIS FORM LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN, TOGETHER WITH CERTIFICATES FOR THE COMMON SHARES OF CHRISTIANA COMPANIES, INC. COVERED HEREBY, MUST BE DELIVERED TO FIRSTAR BANK MILWAUKEE, N.A. NO LATER THAN 5 P.M. CENTRAL TIME, ON
            , 1999 AT THE APPROPRIATE ADDRESS SET FORTH BELOW. IF YOU PREVIOUSLY TENDERED ALL OF YOUR CERTIFICATES TO FIRSTAR BANK MILWAUKEE, N.A. PRIOR TO AUGUST 17, 1998, YOU NEED NOT DO SO AGAIN.


     The address for Firstar Bank Milwaukee, N.A. is Firstar Bank Milwaukee, N.A., Attention: Corporate Trust Department (by mail: P.O. Box 2077, Milwaukee, Wisconsin 53201-2077) or if by hand 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin.

     Questions regarding the Election procedure to purchase shares of C2, Inc. may be directed to D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, at telephone number (212) 269-5550 or William T. Donovan, President of Christiana Companies, Inc., at telephone number (414) 291-9000.

             PLEASE READ CAREFULLY THE INSTRUCTIONS INCLUDED HEREIN

                      Name and Address of Registered Owner
  (Fill in exactly as name appears on Certificate(s); please print clearly or type)

TO: FIRSTAR BANK MILWAUKEE, N.A.


     1. Christiana Common Stock. In accordance with the Amended and Restated Agreement and Plan of Merger dated as of October 14, 1998 (the "Agreement"), relating to the merger (the "Merger") of Christiana Acquisition, Inc., a wholly owned subsidiary of Weatherford with and into Christiana and pursuant to which each shareholder of Christiana will receive shares of common stock of Weatherford and cash consideration of between $3.50 and $4.00 per share (the "Cash Consideration"), the undersigned hereby submits the certificate(s) listed below representing shares of common stock, $1.00 par value, of Christiana ("Christiana Common Stock"). The enclosed certificate(s) formerly represented shares of Christiana Common Stock and are to be exchanged for .85191 of one share of common stock, $1.00 par value, of Weatherford ("Weatherford Common Stock") and the Cash Consideration (subject to the undersigned's election to acquire common stock, $0.01 par value, of C2 ("C2 Common Stock") as provided for below).



     The Agreement provides that if the market price of Weatherford Common Stock is less than $18.30 per share following the Special Meeting of Christiana Shareholders, then Christiana will use up to an additional $5.0 million of its cash to purchase additional shares of Weatherford Common Stock to qualify the Merger as a partially tax free reorganization (the "Additional Purchases").



     If Christiana purchases additional shares of Weatherford Common Stock, the Cash Consideration to be paid in the Merger could decline by up to $5.0 million, or approximately $1.00 per share of Christiana Common Stock (from between $3.50 and $4.00 per share to between $2.50 and $3.00 per share). Weatherford and Christiana will not know whether this reduction will occur, and if so to what extent, until after the Special Meeting of Christiana Shareholders.


     All fractional shares that a holder of Christiana Common Stock would otherwise be entitled to receive shall be aggregated and if a fractional share of Weatherford Common Stock results from such aggregation, such fractional share shall be rounded up or down to the nearest whole share of Weatherford Common Stock.

------------------------------------------------------------------------------------------------------
                                       CERTIFICATE INFORMATION
                               (Attach additional sheets if necessary)
------------------------------------------------------------------------------------------------------
                 Certificate Number                        Total Number of Shares Represented by
                                                                        Certificate
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
   Total Shares:
------------------------------------------------------------------------------------------------------

     2. C2 Stock. The undersigned hereby makes the following election regarding the purchase of C2 Stock:


                   ELECTION TO PURCHASE C2, INC. COMMON STOCK



     I understand (i) that I will receive between approximately $3.50 and $4.00 for each share of Christiana Common Stock that I own immediately prior to the Merger, unless Christiana makes the Additional Purchases, in which case I will receive between $2.50 and $3.00 per share of Christiana Common Stock; (ii) that I am entitled to purchase one share of C2 Common Stock at $4.00 per share for each share of Christiana Common Stock that I own immediately prior to the Merger; and (iii) that I may purchase more shares of C2, if they are available.



     I FURTHER UNDERSTAND THAT BECAUSE THE CASH CONSIDERATION MAY BE LESS THAN $4.00 PER SHARE OF CHRISTIANA COMMON STOCK, MY ELECTION BELOW MAY RESULT IN THE NEED FOR ADDITIONAL CASH TO EFFECT MY PURCHASE OF C2 COMMON STOCK. IN THE EVENT THAT ADDITIONAL CASH IS NEEDED, I AUTHORIZE YOU TO SEND ME AN INVOICE FOR THE BALANCE DUE. I UNDERSTAND THAT THE INVOICE WILL BE DUE WITHIN 10 DAYS OF RECEIPT.



     I HEREBY ELECT THE FOLLOWING OPTION (CHECK ONE):



     1. [ ] I reaffirm my election made pursuant to the prior Letter of Transmittal mailed in connection with the First Special Meeting of Shareholders of Christiana held on August 17, 1998.



            I hereby cancel my prior election and choose the following:



     2. [ ] I do not want to purchase any shares of C2, so please send me all the proceeds from the sale of Christiana Common Stock to which I am entitled pursuant to the Merger Agreement.



     3. [ ] I want to use the cash (between approximately $3.50 and $4.00 per share, assuming no Additional Purchases) I will receive to purchase as many shares of C2 as possible with such cash.



     4. [ ] I only want to purchase           shares of C2 Common Stock using a
            portion of the cash (between approximately $3.50 and $4.00 per share, assuming no Additional Purchases) to which I am entitled from the sale of my Christiana Common Stock pursuant to the Merger Agreement. Please apply the appropriate amount to such purchase and send me the balance, if any.



     5. [ ] I only want to purchase the number of shares of C2 Common Stock to which I am entitled. Please apply the appropriate amount of cash to which I am entitled (between approximately $3.50 and $4.00 per share, assuming no Additional Purchases) from the exchange of my Christiana Common Stock pursuant to the Merger Agreement and send me an invoice for the balance due, if any.



     6. [ ] I want to purchase the number of shares of C2 to which I am entitled using the cash to which I am entitled (between approximately $3.50 and $4.00 per share, assuming no Additional Purchases) from the exchange of my Christiana Common Stock pursuant to the Merger Agreement. Please apply the appropriate amount of such cash to such purchase and send me an invoice for the balance due, if any. I also
            wish to purchase an additional           shares of C2 (if they are
            available). Accordingly, I am enclosing the amount set forth below payable to Firstar Bank Milwaukee, N.A.:


Number of additional C2 shares I want to buy           times $4.00 per share:
$


It is understood that such election (the "Election") is subject to (i) the Instructions included herein, (ii) the C2 Prospectus, receipt of which is hereby acknowledged, and (iii) the terms, conditions and limitations of the Merger Agreement.



     3. General. The undersigned hereby represents and warrants (and if more than one, each undersigned represents and warrants jointly and severally) to Firstar Bank Milwaukee, N.A. that the undersigned has full power and authority to assign and transfer the shares of Christiana Common Stock made subject to this Form Letter of Transmittal and to make the Election made herein, and that there is no lien, restriction, charge or encumbrance against the shares of Christiana Common Stock made subject hereto.

                         SPECIAL ISSUANCE INSTRUCTIONS
                              (SEE INSTRUCTION 8)

To be completed ONLY if certificates and any check are to be issued in the name of someone other than the registered owner(s) of the Christiana Common Stock

Name
------------------------------------------------------
                (Please Print or Type)

Address
------------------------------------------------------
                      (Street)

------------------------------------------------------
       (City)       (State)       (Zip Code)

------------------------------------------------------
              (Social Security Number)

                         SPECIAL DELIVERY INSTRUCTIONS
                              (SEE INSTRUCTION 3)

To be completed ONLY if certificates and any check issued in the name of the undersigned are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Name
------------------------------------------------------
                (Please Print or Type)

Address
------------------------------------------------------
                       (Street)

------------------------------------------------------
       (City)       (State)       (Zip Code)

                                PLEASE SIGN HERE
                              (See Instruction 6)

REGARDLESS OF WHETHER YOU COMPLETE THE OTHER BOXES, YOU MUST COMPLETE THIS BOX.


------------------------------------------------------

------------------------------------------------------
               (SIGNATURE(S) OF OWNER(S))

              DATE                 , 1998
                  -----------------

             (       )
             -------------------------------
             (AREA CODE AND TELEPHONE NUMBER)

------------------------------------------------------
    TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

                            SIGNATURE(S) GUARANTEED,
                                  IF REQUIRED
                           (See Instructions 6 and 8)

Firm
------------------------------------------------------

                  (Please Print or Type)

------------------------------------------------------
                 (Authorized Signature)

Title
------------------------------------------------------

Address
------------------------------------------------------
                       (Street)

------------------------------------------------------
       (City)       (State)       (Zip Code)

              TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:
                              (See Instruction 10)
   I hereby certify that the foregoing purchase of C2, Inc. Common Stock has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

              , 1998
     ------------         ------------------------------------      ------------------------------------------------
        Dated                           Signature                        Signature for Joint Subscriber (if any)

SEE INSTRUCTION 13 FOR INSTRUCTIONS CONCERNING THE COMPLETION OF THE SUBSTITUTE
                                FORM W-9 BELOW.

Substitute

Form W-9                                       REQUEST FOR TAXPAYER
(Rev. December 1996)                  IDENTIFICATION NUMBER AND CERTIFICATION                   GIVE FORM TO THE
                                                                                                REQUESTER. DO
Department of the                                                                               NOT SEND TO
Treasury                                                                                        THE IRS.
Internal Revenue
Service
------------------------------------------------------------------------------------------------------------------
      Name as shown above on account. (If a joint account, list first and circle the name of the person or entity whose number you enter in Part I below.)

   ---------------------------------------------------------------------------------------------------------------
      Check appropriate box [ ] INDIVIDUAL/SOLE PROPRIETOR [ ] CORPORATION [ ] PARTNERSHIP [ ]
      OTHER -->
               -------------------------------
   ---------------------------------------------------------------------------------------------------------------
      Address (number, street, and Apt. or suite no.)                                       Requester's name and
                                                                                            address (optional)
   ---------------------------------------------------------------------------------------------------------------
      City, state, and ZIP code

------------------------------------------------------------------------------------------------------------------
PART I       TAXPAYER IDENTIFICATION NUMBER (TIN)         List account number(s) here (optional)
--------------------------------------------------------  --------------------------------------------------------
 Enter your TIN in the appropriate box. For individuals,
 this is your social security number (SSN).               PART II  For Payees Exempt
                                                                   From Backup
                   Social Security number                          Withholding
                        --      --                                 (See the enclosed instructions.)
                                                          --------------------------------------------------------
 For other entities, it is your employer identification
 number (EIN).                                            -->

                  Social Security number
                        --      --
 -----------------------------------------------------------------------------------------------------------------

PART III  CERTIFICATION
--------------------------------------------------------------------------------

  Under penalties of perjury, I certify that:

  1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

  2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

  CERTIFICATION INSTRUCTIONS. -- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

------------------------------------------------------------------------------------------------------------------
         SIGN
         HERE          SIGNATURE -->                                            DATE -->
------------------------------------------------------------------------------------------------------------------


                                  INSTRUCTIONS


     1. TIME IN WHICH TO ELECT. This form or a facsimile thereof should be submitted, accompanied by the certificates representing shares of Christiana Common Stock described on the front hereof (unless the certificates were previously delivered in connection with the Special Meeting on August 17, 1998 and are still held by Firstar Bank Milwaukee, N.A.), to Firstar Bank Milwaukee, N.A. at the appropriate address set forth on the front hereof, no later than
5:00 P.M., Central Time, on             , 1999. Holders of Christiana Common
Stock whose Form Letters of Transmittal and certificates are not so delivered will not be entitled to make an Election to purchase shares of C2 Common Stock, but will be entitled to receive the consideration provided for Christiana shareholders in the Merger.



     2. CHANGE OR REVOCATION OF LETTER OF TRANSMITTAL. Any record holder of Christiana Common Stock may change an Election by delivering a written notice accompanied by a properly completed, revised Form Letter of Transmittal to Firstar Bank Milwaukee, N.A. prior to 5:00 P.M., Central Standard Time, on
     --     , 1999. Similarly, an Election may be revoked by delivering a written notice to Firstar Bank Milwaukee, N.A. prior to such time or by withdrawing prior to such time the certificates previously deposited with Firstar Bank Milwaukee, N.A.


     3. NULLIFICATION OF ELECTION. All Form Letters of Transmittal will be void and deemed to be of no effect if the Merger is not consummated, and certificates submitted therewith shall be returned to the persons submitting the same as promptly as practicable. The undersigned directs Firstar Bank Milwaukee, N.A. to issue in exchange for the Christiana Common Stock subject hereto the certificates representing the Weatherford Common Stock and a check for the Cash Consideration into which such Weatherford Common Stock will be converted in the Merger in the name(s) of the registered owner(s) of the shares of Christiana Common Stock subject hereto, unless otherwise indicated under the "Election to Purchase C2, Inc. Shares" and/or "Special Issuance Instructions" boxes herein. The undersigned directs Firstar Bank Milwaukee, N.A., unless otherwise indicated under the "Election to Purchase C2, Inc. Shares" and/or "Special Delivery Instructions" boxes herein, to mail such certificates and check to the undersigned at the address shown above.


     4. RECEIPT OF CHECKS AND WEATHERFORD COMMON STOCK. As soon as possible after the date of the Merger, but no later than 30 days thereafter (the "Payment Date"), the parties to the Merger Agreement shall calculate and agree upon the Cash Consideration (anticipated to be between approximately $3.50 and $4.00 per share of Christiana Common Stock assuming no Additional Purchases based upon the terms of the Merger Agreement as described more fully on the cover page of the Joint Proxy Statement/Prospectus). On the Payment Date, Weatherford will pay the Cash Consideration due each Christiana Shareholder to Firstar Bank Milwaukee, N.A. who shall promptly distribute such cash to each Christiana Shareholder; provided, however, that if the Firstar Bank Milwaukee, N.A. has authorization from the Christiana Shareholders pursuant to this Form to apply all or a portion of the Cash Consideration to the purchase of shares of C2 Common Stock, such cash shall be so applied. Firstar Bank Milwaukee, N.A. shall, following instructions from the Christiana Shareholders, either transmit such funds to C2 to purchase shares of C2 Common Stock or transmit such funds to the Christiana Shareholders.


     THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, PROPERLY INSURED, IS SUGGESTED.

     5. INADEQUATE SPACE. If there is insufficient space to list all certificates being submitted to Firstar Bank Milwaukee, N.A. or to respond to any other information, please attach a separate sheet hereto.

     6. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the Form Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificates unless the shares of Christiana Common Stock described on the Form Letter of Transmittal have been assigned by the registered holder(s), in which event the Form Letter of Transmittal should be signed in exactly the same form as the name of the last transferee endorsed on the certificates or on accompanying stock powers. In addition, in the event of such assignment, the certificates must be endorsed or accompanied by appropriate stock powers, signed exactly as the name(s) of the registered owner(s) appear on the certificate and such signature(s) must be GUARANTEED as provided in Instruction 8.

     IF THE FORM LETTER OF TRANSMITTAL IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, OFFICER OF A CORPORATION, ATTORNEY-IN-FACT OR IN ANY OTHER REPRESENTATIVE OR FIDUCIARY CAPACITY, THE PERSON SIGNING MUST GIVE SUCH PERSON'S FULL TITLE IN SUCH CAPACITY, AND APPROPRIATE EVIDENCE OF AUTHORITY TO ACT IN SUCH CAPACITY MUST BE FORWARDED WITH THE FORM LETTER OF TRANSMITTAL. FOR A CORPORATION, APPROPRIATE EVIDENCE OF AUTHORITY OF AN OFFICER WOULD INCLUDE A CERTIFIED BOARD RESOLUTION.

     If shares of Christiana Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Form Letters of Transmittal as there are different registrations of certificates.

     7. CHECKS AND NEW CERTIFICATES IN SAME NAME. If checks or certificates representing Weatherford Common Stock are to be payable to the order of or registered in exactly the same name that appears on the certificates representing shares of Christiana Common Stock being submitted herewith, the shareholder will not be required to endorse the old certificates or to make payment of transfer taxes.

     8. CHECKS AND NEW CERTIFICATES IN DIFFERENT NAMES. If checks or stock certificates representing Weatherford Common Stock are to be payable to the order of or registered in other than exactly the name that appears on the certificates submitted herewith, the certificates submitted must be endorsed, or accompanied by appropriate, signed stock powers, and the SIGNATURE GUARANTEED by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or by a commercial bank or trust company in the United States. Additionally, in such case all requisite stock transfer tax stamps must be affixed to the certificates submitted.

     9. LOST CERTIFICATES. If a holder is not able to locate his certificates representing shares of Christiana Common Stock, he should contact Christiana for advice on the procedure to be followed to obtain replacement certificates. Such holder should note that it may take in excess of two weeks to obtain such replacement certificates.


     10. NON-UNITED STATES RESIDENTS. Non-United States residents purchasing shares of C2 Common Stock must verify by proper execution of the statement made in the signature box entitled "To Be Executed Only By Non-United States Residents".


     11. IMPORTANT TAX INFORMATION. Federal income tax law requires that each holder of Christiana Common Stock certify to the Exchange Agent such holder's correct Taxpayer Identification Number ("TIN") and to indicate that the holder is not subject to backup withholding. If such holder is an individual, the TIN is his or her social security number. Payments that are made to such holder with respect to such Cash Consideration are subject to backup withholding if such holder fails to make such certification on the enclosed Substitute Form W-9.

     If backup withholding applies, the Exchange Agent is required to withhold 31% on payments for Christiana Common Stock made to the holder pursuant to the Merger. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from the backup withholding and reporting requirements. In order for a holder who is a foreign individual to qualify as an exempt recipient, such holder must submit a statement on the appropriate form, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent.

     If the holder has not been issued a TIN or intends to apply for a TIN in the near future, the holder should write "Applied For" in the space for the TIN. If the Exchange Agent is not provided with a TIN before the effective time of the Merger, the Exchange Agent will withhold 31% on all payments for any Christiana Common Stock made to the holder pursuant to the Merger.

     12. MISCELLANEOUS. A single check or a single stock certificate will be issued for all shares subject to each Form Letter of Transmittal unless written instructions to the contrary are attached hereto.

     All questions with respect to this Form Letter of Transmittal, these Instructions and the Election (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any Election and computations as to proration) will be determined by Firstar Bank Milwaukee, N.A. in accordance with the terms of the Merger Agreement and C2 Prospectus.

     Additional copies of this Form Letter of Transmittal may be obtained from Firstar Bank Milwaukee, N.A.